EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Emdeon Corporation (“Emdeon”) present financial information giving effect to the sale of a 52% interest in our Emdeon Business Services segment, excluding the ViPS business unit (“EBS”). The sale has been accounted for in accordance with Statement of Financial Accounting Standards No. 144 (As Amended), “Accounting for the Impairment or Disposal of Long-Lived Assets.” Our remaining 48% ownership interest in EBS will be accounted for under the equity method. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 presents the consolidated financial position of Emdeon, giving effect to the sale as if it had occurred on September 30, 2006. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 present the consolidated results of operations of Emdeon, giving effect to the sale as if it had occurred immediately prior to January 1, 2005.

The historical consolidated financial statements of Emdeon have been adjusted to give effect to pro forma events that are (1) directly attributable to the sale, (2) factually supportable, and (3) with respect to the statements of operations, not expected to have a continuing impact on the consolidated results. You should read this information in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which describe certain estimates and assumptions made in preparing such financial statements and in making the adjustments reflected therein;

•	Emdeon’s separate historical unaudited financial statements as of and for the nine months ended September 30, 2006 included in Emdeon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006; and

•	Emdeon’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 included on Form 8-K filed on September 20, 2006, which gives effect to the sale of Emdeon Practice Services and its treatment as a discontinued operation.

The unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the sale been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations of Emdeon.

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(In thousands)

	As	Pro Forma		Pro Forma
	Reported	Adjustments		Adjusted

ASSETS
Cash and cash equivalents	$875,460	$1,198,000	(a)	$2,073,460
Short-term investments	71,943	—		71,943
Accounts receivable, net	101,217	—		101,217
Inventory	9,342	—		9,342
Prepaid expenses and other current assets	39,889	—		39,889
Assets held for sale	949,693	(949,693	)(b)	—

Total current assets	2,047,544	248,307		2,295,851
Marketable equity securities	2,668	—		2,668
Property and equipment, net	66,907	—		66,907
Goodwill	288,109	—		288,109
Intangible assets, net	125,969	—		125,969
Other assets	68,667	—		68,667

TOTAL ASSETS	$2,599,864	$248,307		$2,848,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$7,014	$—		$7,014
Accrued expenses	98,745	21,000	(c)	119,745
Deferred revenue	76,515	—		76,515
Liabilities held for sale	85,591	(85,591	)(b)	—

Total current liabilities	267,865	(64,591)		203,274

Convertible notes	650,000	—		650,000

Other long-term liabilities	14,331	—		14,331

Minority interest in WebMD Health Corp.	60,413	—		60,413

Convertible redeemable exchangeable preferred stock	98,709	—		98,709

Stockholders’ equity	1,508,546	312,898	(d)	1,821,444

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,599,864	$248,307		$2,848,171

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(In thousands, except per share data)

		Less	Pro Forma		Pro Forma
	As Reported	EBS (e)	Adjustments		Adjusted
Revenue:
Services	$792,509	$(552,113)	$—		$240,396
Products	76,048	(5,861)	356	(f)	70,543

Total revenue	868,557	(557,974)	356		310,939
Cost of operations:
Services	472,951	(356,596)	—		116,355
Products	32,974	(4,214)	356	(f)	29,116

Total cost of operations	505,925	(360,810)	356		145,471
Development and engineering	27,164	(15,557)	—		11,607
Sales, marketing, general and administrative	216,263	(58,509)	—		157,754
Depreciation and amortization	51,964	(25,788)	—		26,176
Legal expense	1,840	—	—		1,840
Advisory expense	4,198	(4,198)	—		—
Interest income	15,450	(45)	—		15,405
Interest expense	14,082	(32)	—		14,050

Income (loss) from continuing operations before income tax provision	62,571	(93,125)	—		(30,554)
Income tax provision	12,082	(7,680)	500	(g)	4,902
Minority interest in WebMD Health Corp.	(653)	—	—		(653)
Equity in earnings of Emdeon Business Services LLC	—	—	16,628	(h)	16,628

Income (loss) from continuing operations	$51,142	$(85,445)	$16,128		$(18,175)

Income (loss) from continuing operations per common share:
Basic	$0.18				$(0.06)

Diluted	$0.17				$(0.06)

Weighted-average shares outstanding used in computing income (loss) from continuing operations per common share:
Basic	286,749				286,749

Diluted	297,409				286,749

EMDEON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share data)

		Less	Pro Forma		Pro Forma
	As Reported	EBS (e)	Adjustments		Adjusted

Revenue:
Services	$932,273	$(680,316)	$—		$251,957
Products	94,202	(8,989)	285	(f)	85,498

Total revenue	1,026,475	(689,305)	285		337,455
Cost of operations:
Services	555,208	(435,838)	—		119,370
Products	40,446	(6,194)	285	(f)	34,537

Total cost of operations	595,654	(442,032)	285		153,907
Development and engineering	35,653	(21,029)	—		14,624
Sales, marketing, general and administrative	254,887	(85,844)	—		169,043
Depreciation and amortization	60,905	(32,272)	—		28,633
Legal expense	17,835	—	—		17,835
Loss on investments	6,365	—	—		6,365
Interest income	21,527	(74)	—		21,453
Interest expense	16,322	(56)	—		16,266
Other expense, net	3,765	—	—		3,765

Income (loss) from continuing operations before income tax provision (benefit)	56,616	(108,146)	—		(51,530)
Income tax provision (benefit)	(1,001)	3,776	(2,100	)(g)	675
Minority interest in WebMD Health Corp.	908	—	—		908
Equity in earnings of Emdeon Business Services LLC	—	—	14,481	(h)	14,481

Income (loss) from continuing operations	$56,709	$(111,922)	$16,581		$(38,632)

Income (loss) from continuing operations per common share:
Basic	$0.17				$(0.11)

Diluted	$0.16				$(0.11)

Weighted-average shares outstanding used in computing income (loss) from continuing operations per common share:
Basic	341,747				341,747

Diluted	352,852				341,747

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The “as reported” financial information as of and for the nine months ended September 30, 2006 has been derived from our historical financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006. The “as reported” information for the year ended December 31, 2005 has been derived from our unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 included on Form 8-K filed on September 20, 2006, which gives effect to the sale of Emdeon Practice Services and its treatment as a discontinued operation.

The pro forma adjustments related to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 assume the sale took place on September 30, 2006 and are as follows:

(a) Represents estimated total cash proceeds from the sale of $1,205 million, net of approximately $7 million of costs related to the transaction which excludes $4 million of transaction costs already reported in Emdeon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006. These amounts do not reflect any adjustments based on net working capital as of the closing.

(b) Represents the elimination of the assets and liabilities of EBS.

(c) Represents an estimate of the federal, state and other taxes payable in connection with the gain on this transaction.

(d) Represents the estimated gain on the sale of a 52% interest in EBS.

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 assume the sale took place immediately prior to January 1, 2005 and are as follows:

(e) Represents the reduction of revenue and expenses as a result of the sale of a 52% interest in EBS. These amounts do not consider any allocation of corporate overhead to EBS.

(f) Represents an adjustment to add back inter-company transactions between EBS and other Emdeon businesses, which were previously eliminated in consolidation. The inter-company revenue is comprised of printing services that were provided by EBS to our WebMD and Corporate segments.

(g) Represents an adjustment to record the estimated tax provision (benefit) on the 48% of the earnings of EBS.

(h) Represents an adjustment to include 48% of the earnings of EBS under the equity method of accounting after consideration of the additional interest expense that will be incurred by EBS LLC, the limited liability company which owns the entities comprising EBS, as a result of the $925 million in bank debt that was issued in connection with the transaction.